UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2008
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	0-19777 (Commission File Number)	22-3103129 (IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On March 6, 2008, DUSA Pharmaceuticals, Inc. (“DUSA”) issued a press release, attached to and made part of this report, announcing that it received notice on March 5, 2008 that Stiefel Laboratories, Inc. (“Stiefel”), DUSA’s marketing partner for Latin America, has now received final pricing approval for Levulan® (aminolevulinic acid HCl) Kerastick® for Photodynamic Therapy (PDT) for the treatment of actinic keratoses (AKs) in Brazil by the Regulatory Chamber of Medicines (Câmara de Regulação do Mercado de Medicamentos) (CMED). The market launch of Levulan PDT in Brazil is expected to follow shortly. Stiefel previously received regulatory approval for Levulan Kerastick from ANVISA (Agencia Nacional de Vigilancia Sanitaria) in 2006.
     Except for historical information, this report, including the news release, contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the timing of the launch of the product, working with Stiefel to open new Latin American markets, and beliefs regarding sales and profits. Furthermore, the factors that may cause differing results include reliance on third parties, the uncertainties of the regulatory approval process, market acceptance of our product, reliance on third party manufacturers, and other risks identified in DUSA’s SEC filings from time to time.

Item 9.01	— Financial Statement and Exhibits.

Item No.	Description

99.1	Press Release, dated March 6, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: March 6, 2008	By:	/s/Robert F. Doman
Robert F. Doman, President and
Chief Executive Officer

EXHIBIT INDEX

Item No.	Description

99.1	Press Release, dated March 6, 2008